SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K/A


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 1, 1996
                        Commission File Number: 0-25386


                                   FX ENERGY, INC.<R/>
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                      87-0504461
     (State or other jurisdiction of     (IRS Employer
     incorporation or organization)    Identification No.)


                             3006 HIGHLAND DRIVE
                                  SUITE 206
                            SALT LAKE CITY, UTAH       84106
     (Address of Principal Executive Offices)        (Zip Code)

              Registrant's Telephone Number, including Area Code:
                              (801) 486-5555

                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)



                             ITEM 5.  OTHER EVENTS


SUDETY EXPLORATION AREA

     On October 1, 1996, FX Energy, Inc. (the "Company"), through its wholly-owned Polish Subsidiary, Sudety Mining Company, Sp. zo o.o., and Poland's concession authority, the Ministry of Environmental Protection, Natural Resources and Forestry, signed an exploration agreement for gold and other associated minerals on a 288-square kilometer (71,160 acres) block in the Sudety region of southwestern Poland (the "Sudety Exploration Area"). The agreement provides for a four-year exploration term with the possibility of a three-year extension. The Company, as the holder of exploration rights under the Geological and Mining Law of Poland, has the exclusive right to an exploitation concession covering mineral deposits identified in the exploration phase.

     The Company and Homestake Mining Company ("Homestake") have signed a Reconnaissance and Standstill Agreement covering the Sudety Exploration Area. The two companies will jointly develop a plan for the geophysical and geochemical reconnaissance of the Sudety Exploration Area to be carried out over the next year. Subject to the results of the reconnaissance, the two companies may elect to negotiate a subsequent agreement, in which case, Homestake would likely take over operations with the Company retaining a working interest or royalty. The Company has agreed not to negotiate with any other company regarding the Sudety Exploration Area for a period of 14 months.

     Homestake is an international gold mining company with substantial gold mining operations and exploration primarily in the United States, Canada, and Australia.

BALTIC CONCESSION

     The Company has completed its seismic acquisition program in the Gladysze area of the Baltic Concession. The seismic acquisition program was expanded to cover additional structural leads identified during acquisition, and now covers five structural leads (two more than originally planned), including the Gladysze structure. Tapes of the processed seismic were delivered last week to the Company and its partner, RWE-DEA, for interpretation. RWE-DEA and the Company will evaluate and interpret all of the new seismic data before commencing drilling operations, rather than limiting the evaluation to only the Gladysze structure before drilling. This decision will allow the two companies to consider all of the identified structures and will not impair compliance with their obligation to begin drilling the first Baltic Concession well before year-end.

     RWE-DEA is paying 100% of the first $1.1 million in seismic costs and 100% of the first $1.0 million in drilling costs, and has the right to select the first drillsite. Parker Drilling Company Engineering Services, which is providing consulting services during drilling operations, and the Company as operator of the project, have selected a drilling contractor for the first well. After drilling, testing, and analysis of the first well, the Company will make the drillsite selection for the second well.

COBB CREEK WELL

     The Company begun drilling the Cobb Creek Federal 11-1, in Lincoln County, Nevada, with the Company's Rig #5 on October 1, 1996. The Cobb Creek 11-1 is a rank wildcat designed to test a large (nine square mile) subsurface anticlinal structure defined by seismic and gravity. The top of the target structure is estimated to lie approximately 1,800 feet under valley fill; the age and character of the geologic formations within the strucutre are unknown. The Company plans to drill into the structure, identify the uppermost formations, and evaluate the potential for deeper hydrocarbon-bearing reservoirs. Drilling and testing are estimated at approximately 30 days. Additional information concerning the well will not be released until after all drilling and testing have been completed and a decision has been made to either complete the well for production or to plug and abandon.




                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS



    (a) Financial statements of businesses acquired.      Not applicable.

    (b) Pro forma financial information.     Not applicable.

    (c) Exhibits.  The following exhibit is included as part of this report:

            SEC
Exhibit  Reference
Number    Number         Title of Document           Location


 10.01      10     Agreement dated October 1,       This
                    1996, between Sudety Mining     Filing
                    Company Sp. z o.o. and the
                    State Treasury of the
                    Republic of Poland, for the
                    establishing of the mining
                    usufrusct for the purpose of
                    gold exploration




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 1996          FRONTIER OIL EXPLORATION COMPANY


                                 By: /s/Scott J. Duncan, Vice President